As filed with the Securities and Exchange Commission on January 25, 2005

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COLONIAL REALTY LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	6798	63-1098468
(State or other jurisdiction of incorporation	(Primary standard industrial	(I.R.S. employer
or organization)	classification code number)	identification no.)

2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202
(205) 250-8700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Lowder
2101 Sixth Avenue North, Suite 750
Birmingham, Alabama 35202
(205) 250-8700
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies to:
J. Warren Gorrell, Jr.
James E. Showen
Thomas C. Morey
Hogan & Hartson L.L.P.
Columbia Square
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑333-105329

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each
class of securities	Proposed maximum	Amount of
to be registered	aggregate offering price (1)	registration fee (2)(3)
Debt Securities	$30,000,000	$3,531

(1) In U.S. Dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).

(2) The registration fee has been calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3) A total of $645,000,000 of debt securities were registered on Form S-3 under Registration No. 333-105329, of which $245,000,000 remain unsold as of the date hereof. A filing fee of $78,730 was previously paid with the earlier registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information included or incorporated by reference in the Registration Statement on Form S-3 (File No. 333-105329) filed by Colonial Realty Limited Partnership with the Securities and Exchange Commission (the “Commission”) on November 17, 2003, and declared effective by the Commission on December 1, 2003, including the exhibits thereto, is incorporated by reference into this Registration Statement. This Registration Statement is being filed for the sole purpose of increasing the amount of debt securities to be sold by $30,000,000. Pursuant to Rule 462(b), this Registration Statement is to be effective upon filing.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on January 25, 2005.

COLONIAL REALTY LIMITED PARTNERSHIP

By:	Colonial Properties Trust, its general partner

/s/ THOMAS H. LOWDER

Thomas H. Lowder
President, Chief Executive Officer
and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of January 25, 2005:

Signature	Title

/s/ THOMAS H. LOWDER Thomas H. Lowder	President, Chief Executive Officer and Chairman of the Board
/s/ WESTON M. ANDRESS Weston M. Andress	Chief Financial and Investment Officer (Principal Financial Officer)
/s/ KENNETH E. HOWELL Kenneth E. Howell	Chief Accounting Officer (Principal Accounting Officer)
* James K. Lowder	Trustee
* Carl F. Bailey	Trustee
* M. Miller Gorrie	Trustee

Signature	Title
* Donald T. Senterfitt	Trustee
* Claude B. Nielsen	Trustee
* Harold W. Ripps	Trustee
* Herbert A. Meisler	Trustee
* William M. Johnson	Trustee
John W. Spiegel	Trustee

* Pursuant to Power of Attorney

*By	/s/ THOMAS H. LOWDER

Thomas H. Lowder
Attorney-in-Fact

Exhibit
Number	Exhibit
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the debt securities being registered

5.2	Opinion of Sirote & Permutt regarding the legality of the debt securities being registered

12.1	Calculation of Ratio of Earnings to Fixed Charges

23.1	Consent of Ernst & Young LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)

23.4	Consent of Sirote & Permutt (included as part of Exhibit 5.2)

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of Colonial Realty Limited Partnership (Registration No. 333-105329))